UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2022

(Date of Report - Date of earliest event reported on)

Community Bancorp/VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
(Not Applicable)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  On December 1, 2022, Leslie Delhaie, age 59, joined Community Bancorp.’s wholly-owned subsidiary, Community National Bank, as Executive Vice President and Chief Operating and Innovation Officer. This is a newly created position at Community National Bank, with a base salary of $210,000 and a one-time sign on bonus of $15,000.

Delhaie has an extensive career in banking with more than 30 years of experience in the areas of operations, technology, strategy and project management. Delhaie consulted at Comcast in West Chester, Pennsylvania, from 2014-2018, providing program and product management including bank payment and retail initiatives. She served as Vice President of Wealth, Technology, Innovation and Strategy for Bryn Mawr Trust, of Bryn Mawr, Pennsylvania, from 2018-2021. Since March 2022, when WSFS Bank, of Wilmington, Delaware acquired Bryn Mawr Trust, Delhaie has served as WSFS Bank’s Vice President, Senior Project Manager of Information Technology Business Advisory and Strategy, until accepting her current position at Community National Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: December 6, 2022	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

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